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                             AMES DEPARTMENT STORES, INC.          Exhibit 20
                              MARCH RESULTS VS. PLAN                Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                 March, 1997         Fiscal 1997 Yearto-Date
                                             Last                      Last
                            Actual Plan(a)    Yr     Actual  Plan(a)    Yr
INCOME SUMMARY:
Net Sales                    $176.2  $172.0   $167.6   $300.6   $297.3   $296.5

FIFO  Margin     $             44.9    44.4     44.7     76.9     75.4     75.4
      Margin     %             25.5%   25.8%    26.7%    25.6%    25.4%    25.4%

Total Expenses                (48.1)  (48.0)   (47.8)   (87.7)   (88.0)   (86.9)

Other Income                    2.2     2.2      2.1      3.7      3.5      3.5
                             ---------------------------------------------------
EBITDA                         (1.0)   (1.4)    (1.0)    (7.1)    (9.1)    (8.0)

Depreciation and Amort (net)   (0.6)   (0.6)    (0.5)    (1.0)    (1.0)    (0.8)
Net Interest Expense           (0.9)   (0.9)    (1.4)    (1.4)    (1.4)    (2.7)
Other Inc (Exp), Incl LIFO     (0.1)      -        -     (0.2)       -        -
Non-Cash Inc Tax Ben (Exp)      0.9     1.0      0.9      3.3      3.9      3.4

                             ---------------------------------------------------
Net Income (Loss)             ($1.7)  ($1.9)   ($2.0)   ($6.4)   ($7.6)   ($8.1)
                             ===================================================


                                                      Balance at End of Period
                                                                         Last
                                                      Actual  Plan (a)    Yr
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $22.9    $24.9    $20.0
Merchandise Inventories, LIFO                           442.4    453.7    444.0
Other Current Assets                                     43.3     44.9     43.2
                                                     ---------------------------
      Total Current Assets                              508.6    523.5    507.2
Net Fixed Assets                                         63.7     64.9     57.4
Long-Term Assets                                          7.4      4.6      5.6
                                                     ---------------------------
      Total Assets                                     $579.7   $593.0   $570.2
                                                     ===========================

Trade Accounts Payable                                 $158.3   $165.0   $155.6
Short-Term Debt (Revolver)                               51.8     60.0     58.6
Other Current Liabilities                               170.7    172.1    172.8
                                                     ---------------------------
      Total Current Liabilities                         380.8    397.1    387.0

Long-Term Debt                                           10.3      9.2     13.3
Other Long-Term Liabilities                              34.0     34.2     34.9

Unfavorable Lease Liability                              16.8     16.7     18.4
Fresh-start Excess Net Assets (Negative Goodwill)        35.3     35.2     41.4

Paid-In-Capital                                          89.3     88.5     81.0
Retained Earnings (Deficit)                              13.2     12.1     (5.8)
                                                     ---------------------------
      Total Stockholders' Equity                        102.5    100.6     75.2
                                                     ---------------------------
      Total Liabilities & Equity                       $579.7   $593.0   $570.2
                                                     ===========================

  (a) As reported on Form 8-K dated February 27, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.




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